Exhibit (a)(2)

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT
AMENDMENT NO. 1, dated as of [●], 2024 (the “Amendment”), to the Amended and Restated Deposit Agreement, dated as of June 10, 2013 (the “Deposit Agreement”), by and among United Utilities Group PLC, a public limited company incorporated under the laws of England (the “Company”), Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and all Owners and holders from time to time of American Depositary Receipts (“ADRs”) issued thereunder.
W I T N E S S E T H:
WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and
WHEREAS, pursuant to the provisions of the Deposit Agreement, the Company and the Depositary desire to amend certain provisions of the Deposit Agreement and the ADRs.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement and the ADRs, effective as of the date described in Section 5.01 hereof (the "Effective Date"), as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01.   Definitions.  Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.
ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT
SECTION 2.01.   All references in the Deposit Agreement to the term “Deposit Agreement” shall, as of the Effective Date, refer to the Deposit Agreement, as amended by this Amendment and the form of ADR set out in Exhibit A thereof (the “Form of Receipt”) shall, as of the Effective Date, refer to the Form of Receipt as amended by this Amendment.
SECTION 2.02.   Section 1.7 of the Deposit Agreement is amended to read as follows:
“The term "Depositary" shall mean Deutsche Bank Trust Company Americas., an indirect wholly owned subsidiary of Deutsche Bank A.G., and any successor as depositary hereunder.  The term "Principal Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is One Columbus Circle, ADR Department, New York, New York 10019, U.S.A.”
SECTION 2.03.   Section 2.9 of the Deposit Agreement is amended to read as follows:
“[Intentionally Omitted]”
SECTION 2.04.   The second paragraph of Section 7.5 of the Deposit Agreement is amended to read as follows:
“Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Deutsche Bank Trust Company Americas, One Columbus Circle, New York, New York 10019, Attention: ADR Department, or any other place to which the Depositary may have transferred its Principal Office.”

SECTION 2.05.   Subsection (6) set forth in the second paragraph of Section 5.9 of the Deposit Agreement is amended to read as follows:
“(6) a fee of up to 7.5% of the gross dividend paid by the Company (on a per American Depositary Share basis) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.1 through 4.4 hereof,”

ARTICLE III
AMENDMENTS TO THE FORM OF RECEIPT
SECTION 3.01.   All references in the Form of Receipt, and all outstanding ADRs, to the Deposit Agreement shall, as of the Effective Date, refer to the Deposit Agreement as amended by this Amendment.
SECTION 3.02.   The address of the Depositary’s Principal Office as set forth on of the Form of Receipt, and all outstanding ADRs is amended to read as follows:
“ONE COLUMBUS CIRCLE, NEW YORK, N.Y. 10019”
SECTION 3.03.   Subsection (6) set forth in the second paragraph of Article (7) of the Form of Receipt, and all outstanding ADRs is amended to read as follows:
“(6) a fee of up to 7.5% of the gross dividend paid by the Company (on a per American Depositary Share basis) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.1 through 4.4 thereof,”
SECTION 3.04.   Article (8) of the Form of Receipt, and all outstanding ADRs is amended to read as follows:
“[Intentionally Omitted]”
SECTION 3.05.   The Form of Receipt, reflecting the amendments set forth in Article III hereof, is amended and restated to read as set forth in Exhibit A hereto.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
SECTION 4.01.   Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary, Owners and holders of ADRs, that:
(a) this Amendment, when executed and delivered by the Company, and the Deposit Agreement, as amended by this Amendment, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and
(b) in order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder, neither of such agreements
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need to be filed or recorded with any court or other authority in England, nor does any stamp or similar tax or governmental charge need to be paid in England on or in respect of such agreements. Owners and holders of ADRs issued and outstanding under the Deposit Agreement prior to the date hereof, shall in all respects, from and after the date hereof, be deemed Holders and Beneficial Owners of American Depositary Shares issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement, as amended by this Amendment.

ARTICLE V
MISCELLANEOUS
SECTION 5.01.   Effective Date.  This Amendment is dated as of the date set forth above but the provisions of Sections 2.05 and 3.03 hereof shall not become effective as to any outstanding ADRs until after the expiration of 30 days after notice of the amendments provided for herein shall have been given to the Owners of such outstanding ADRs. Upon and after the Effective Date, each Owner shall be deemed, by continuing to hold Receipts, to have consented and agreed to this Amendment and to be subject to and bound by all of the terms and conditions of the Deposit Agreement, as amended by this Amendment.
SECTION 5.02.   Outstanding ADRs.  ADRs issued prior to the date hereof which do not reflect the changes to the Form of Receipt effected hereby do not need to be called in for exchange and may remain outstanding until such time as the Owners thereof choose to surrender them for any reason under the Deposit Agreement, as amended by this Amendment. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.
SECTION 5.03.   Indemnification.  The parties hereto shall accept and be entitled to the benefits of the indemnification provisions of Section 5.8 of the Deposit Agreement in connection with any and all liabilities it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.
SECTION 5.04.   Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
SECTION 5.05.   Governing Law and Jurisdiction. This Amendment shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof.
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IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by their representatives hereunto duly authorized as of the date set forth above.

UNITED UTILITIES GROUP PLC

By:	/s/ Louise Beardmore
Name	Louise Beardmore
Title:	Chief Executive Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary

By:	/s/ Michael Tompkins
Name	Michael Tompkins
Title:	Director

By:	/s/ Michael Curran
Name	Michael Curran
Title:	Vice President

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Exhibit A to Amendment to Amended and Restated Deposit Agreement

Exhibit A to Deposit Agreement
No.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents two (2) deposited Shares)

DEUTSCHE BANK TRUST COMPANY AMERICAS

AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
UNITED UTILITIES GROUP PLC
(INCORPORATED UNDER THE LAWS OF ENGLAND)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary (hereinafter called the “Depositary”), hereby certifies that ___________________, or registered assigns IS THE OWNER OF _____________ American Depositary Shares representing deposited Ordinary Shares (herein called "Shares") of United Utilities GROUP PLC, a public limited company incorporated under the laws of England (herein called the "Issuer").  At the date hereof, each American Depositary Share represent two (2) Shares which are either deposited or subject to deposit under the deposit agreement with the Custodian appointed thereunder (herein called the “Custodian”).

THE DEPOSITARY’S PRINCIPAL OFFICE IS:
ONE COLUMBUS CIRCLE, NEW YORK, N.Y. 10019

1.	THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the amended and restated deposit agreement, dated as of June [●], 2013 (herein called the "Deposit Agreement"), by and among the Issuer, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Principal Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.	SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.
Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Issuer’s constituent documents and any provisions of or governing the Deposited Securities and other applicable laws, the Owner hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him, by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him or dematerialized securities through CRESTCo, the Central Securities Depository for the United Kingdom securities market, and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt to such Owner or as ordered by him.  Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary shall be at the risk and expense of the Owner hereof.  Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

The Depositary may, in its discretion, refuse to accept for surrender a number of American Depositary Shares representing a number other than a whole number of Shares.  In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Shares represented by the Receipt surrendered and remit the proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the Depositary and taxes and governmental charges) to the person surrendering the Receipt.

3.	TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer or in the case of an uncertificated Receipt, upon receipt from the Owner hereof of a proper instruction (including, for the avoidance of doubt, instructions through the Profile Modification System), and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by (i) the Depositary or (ii) the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, subject, in each case, subject to Article (22) hereof.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4. LIABILITY OF OWNER FOR TAXES.
If any present or future tax or other governmental charge including any penalties and/or interest) shall become payable with respect to any Receipt, any American Depositary Share or any Deposited Securities represented by any American Depositary Share, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary and such owner shall be deemed liable therefor.  In addition to any other remedies available to it, the Depositary may refuse the deposit of Shares and may refuse to issue American Depositary Shares, to deliver Receipts, to register the split-up or combination of Receipts, or to effect any transfer of Receipts or (subject to Section 7.7 of the Deposit Agreement) any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipts until such payment is made and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.  Each Owner and each holder of a Receipt or an interest therein agrees to indemnify the Depositary, the Issuer, the Custodian and any of their respective directors, officers, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes or other governmental charges that may be incurred by such Owner and/or holder on account of its ownership of Receipts or an interest therein, including without limitation taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained. The obligations of Owners and holders of a Receipt or an interest therein under this paragraph and the Deposit Agreement shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of the Deposit Agreement.

5.	WARRANTIES OF DEPOSITORS.
Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares, that the Shares were legally obtained by such person, that the person making such deposit is duly authorized so to do, that the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and that the Shares presented for deposit have not been stripped of any rights or entitlements.  Every such person shall also be deemed to represent that the Shares presented for deposit are not, and the American Depositary Shares issuable upon such deposit will not be Restricted Securities.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts. If any such representations or warranties are false in any way, the Issuer and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.
Any person presenting Shares for deposit or any Owner may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, and to provide such other information and documents, in all cases as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made and such other documentation or information provided, in each case to the Depositary’s satisfaction.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in England which is then performing the function of the regulation of currency exchange.

7.	CHARGES OF DEPOSITARY.
The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of 5.00 Dollars or less per 100

American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.3, 4.3 or 4.4 of the Deposit Agreement, and the surrender of Receipts pursuant to Sections 2.5 or 6.2 of the Deposit Agreement, (6) a fee of up to 7.5% of the gross dividend paid by the Company (on a per American Depositary Share basis) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.1 through 4.4 thereof, (7) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners, (8) for the operation and maintenance costs in administering the American Depositary Shares an annual fee not in excess of 5.00 Dollars per 100 American Depositary Shares (or portion thereof),  and (9) any other charge payable by any of the Depositary, any of the Depositary's agents, including, without limitation, the custodian, or the agents of the Depositary's agents in connection with the servicing of the Shares or other Deposited Securities (which charge shall be assessed against Owners as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Article (8) hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

8.	[Intentionally Omitted]

9.	TITLE TO RECEIPTS.
It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Issuer shall have any obligation or be subject to any liability under the Deposit Agreement or this Receipt to any beneficial owner of American Depositary Shares unless that beneficial owner is the Owner of those American Depositary Shares.

10.	VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.

11.	REPORTS; INSPECTION OF TRANSFER BOOKS.
The Issuer publishes on its web site (www.unitedutilities.com) on an ongoing basis, or otherwise furnishes the United States Securities and Exchange Commission (the "Commission") with, certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934, as amended.

The Depositary will make available for inspection by Owners of Receipts at its Principal Office any reports and communications, including any proxy solicitation material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary shall also, upon written request, send to the Owners of Receipts copies of such reports furnished by the Issuer pursuant to the Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Issuer or a matter related to the Deposit Agreement or the Receipts.

12.	DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees of the Depositary as provided in the Deposit Agreement, if applicable) to the Owners of Receipts entitled thereto, provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly and such withheld amounts shall be forwarded by the Issuer, the Custodian or the Depositary to the relevant governmental authority in accordance with this Article (12) and Section 4.11 of the Deposit Agreement.

Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, subject to the Issuer having given notice thereof to the Depositary at least 30 days prior to the proposed distribution indicating whether or not it wishes such distribution to be made to Owners, the Depositary shall cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if the Issuer does not timely request the Depositary to make such distribution, or if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Depositary deems such distribution not to be reasonably practicable, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owner of Receipts entitled thereto as in the case of a distribution received in cash all in the manner and subject to the conditions described in Section 4.1. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and Owners and holders shall have no rights thereto or arising therefrom. The Depositary may withhold any distribution of securities under this paragraph if it has not received satisfactory assurances from the Issuer that the distribution does not require registration under the Securities Act of 1933.  The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this paragraph that is sufficient to pay its fees and expenses in respect of that distribution.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Issuer shall so request, either (i) distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of the Shares received sufficient to pay its fees and expenses in respect of that distribution) or (ii) if additional Receipts are not so distributed, each American Depositary Share shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges).  The Depositary may withhold any delivery of Receipts under this paragraph and Section 4.3 of the Deposit Agreement if it has not received satisfactory assurances from the Issuer (including, if required pursuant to Section 5.7 of the Deposit Agreement, an opinion of counsel to the Issuer furnished at the expense of the Issuer) that such distribution does not require registration under the Securities Act of 1933. To the extent such distribution may be withheld, the Depositary may dispose of all or a portion of such distribution in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of applicable (a) taxes and/or governmental charges and (b) fees and charges of, and expenses incurred by, the Depositary) to Owners entitled thereto as in the case of a distribution received in cash all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement.

Whenever the Issuer intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Issuer shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Owners.  Upon receipt of notice indicating that the Issuer wishes such elective distribution to be made available to Owners, the Depositary shall consult with the Issuer to determine, and the Issuer shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Owners.  The Depositary shall make such elective distribution available to Owners only if (i) the Issuer shall have timely requested that the elective distribution is available to the Owners, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Issuer.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Owners, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.1 of the Deposit Agreement or (y) additional American Depositary Shares representing such additional Shares upon the terms described above in Section 4.3 of the Deposit Agreement.  If the above conditions are satisfied, the Depositary shall establish procedures to enable Owners to elect the receipt of the proposed dividend in cash or in additional American Depositary Shares.  The Issuer shall assist the Depositary in establishing such procedures to the extent necessary.  Subject to Section 5.9 of the Deposit Agreement, if an Owner elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1 of the Deposit Agreement, or (y) in American Depositary Shares, the dividend shall be distributed upon the terms described in Section 4.3 of the Deposit Agreement.  Nothing herein shall obligate the Depositary to make available to Owners a method to receive the elective dividend in Shares (rather than American Depositary Shares).

In connection with any distribution to Owners, the Issuer will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Issuer; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares held  by them respectively.

13.	CONVERSION OF FOREIGN CURRENCY.
Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement and fees and/or other governmental charges incurred in the process of such conversion.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable. Nothing herein shall obligate the Depositary to file or cause to be filed, or to seek effectiveness of any such application or license.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a practicable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

14.	RIGHTS.
In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Issuer shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Owners. The Depositary shall make such rights available to Owners only if (i) the Issuer shall have timely requested that such rights be made available to Owners, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable. The Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and reasonably practicable to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and reasonably practicable, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner, pursuant to such warrants or other instruments, to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Owner. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Owner a method to exercise such rights to subscribe for Shares (rather than American Depositary Shares).

If (i) the Issuer does not timely request the Depositary to make the rights available to Owners or requests that the rights not be made available to Owners, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement or the Depositary determines in its discretion that it is not lawful and  to make such rights available to all or certain Owners, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, and if it so determines that it is lawful and reasonably practicable it may endeavor to sell the rights, warrants or other instruments upon such terms as it may deem proper in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or on a reasonably practicable basis make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of the Securities Act of 1933.  If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel for the Issuer in the United States and any other applicable country in which rights would be distributed upon which the Depositary may rely that such distribution to such Owner is exempt from such registration under the Securities Act of 1933 and any other applicable laws.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or reasonably practicable to make such rights available to Owners in general or any Owner in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Owners on behalf of the Issuer in connection with any rights distribution.

In the event the Issuer, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Owners shall be reduced accordingly.

15.	RECORD DATES.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient,  the Depositary shall fix a record date as close as practicable to the record date fixed by the Issuer with respect to the Shares (if applicable) (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement, or (c) for any other reason.

16.	VOTING OF DEPOSITED SECURITIES.
Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Issuer in a timely manner and at the Issuer's expense and provided no U.S. legal prohibitions exist, the Depositary shall, as soon as practicable thereafter, mail or otherwise distribute to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Issuer, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of English law and of the articles of association of the Issuer or similar document, to instruct the Depositary as to the exercise of the voting rights, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given.  Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose (the "Instruction Date"), the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipt in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph; provided that the Depositary having no obligation to take any further action unless the Issuer shall give the Depositary notice of any such meeting or solicitation not less than 30 days prior to the applicable date.

17.	CHANGES AFFECTING DEPOSITED SECURITIES.
In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Issuer or to which it is a party, or upon the redemption or cancellation by the Issuer of the Deposited Securities, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of Deposited Securities shall to the extent permitted by law be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Issuer shall so request, subject to receipt of an opinion of counsel to the Issuer, furnished at the expense of the Issuer, satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations,  execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, with the Issuer's approval, and shall, if the Issuer requests, subject to receipt of an opinion of counsel to the Issuer, furnished at the expense of the Issuer, satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and/or governmental charges) for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Owners in general or to any Owner in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

18.	LIABILITY OF THE ISSUER AND THE DEPOSITARY.
Neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt (i) if by reason of any provision of any present or future law, rule or regulation of the United  States, United Kingdom or any other country, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Issuer's articles of association or similar document, any act of God, war, terrorism or other circumstance beyond its control, the Depositary or the Issuer shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed, (ii) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, or (iv) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or holders.  Where, by the terms of a distribution pursuant to Sections 4.1, 4.2 or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owner of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

The Issuer and its directors, officers, employees, agents and affiliates assume no obligation and shall not be subject to any liability under this Deposit Agreement or any Receipts to any Owner, Beneficial Owner or any other person (except for the Issuer’s obligations specifically set forth in Section 5.8 of the Deposit Agreement); provided that the Issuer and its directors, officers, employees, agents and affiliates agree to perform their respective obligations specifically set forth in this Deposit Agreement without gross negligence or willful misconduct.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without gross negligence or willful misconduct.

Without limitation of the foregoing, neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful, for the content of any information submitted to it by the Issuer for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for any tax consequences that may result from the ownership of American Depositary Shares, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Issuer.

Neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary, the Issuer and their respective directors, officers, employees, agents or affiliates, and the Custodian may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omission made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.

The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast, provided that any such action or nonaction is in good faith, or the effect of any vote.

Subject to the terms and conditions of Section 5.8 of the Deposit Agreement, the Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian under certain circumstances against, and hold each of them harmless from, certain liabilities or expenses.

Subject to the terms and conditions of Section 5.8 of the Deposit Agreement, the Depositary agrees to indemnify the Issuer, its directors, employees, agents and affiliates and any Custodian under certain circumstances against, and hold each of them harmless from, certain liabilities or expenses.

Notwithstanding anything to the contrary set forth in the Deposit Agreement or any Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Owner or holder, any Receipt or Receipts or otherwise related hereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

Neither the Depositary nor the Custodian shall be liable for the failure by any Owner or beneficial owner of American Depositary Shares to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner's or beneficial owner's income tax liability.  The Depositary is under no obligation to provide the Owners and beneficial owners of American Depositary Shares with any information about the tax status of the Issuer. The Depositary shall not incur any liability for any tax consequences that may be incurred by Owners and beneficial owners of American Depositary Shares on account of their ownership of the American Depositary Shares, including without limitation tax consequences resulting from the Issuer (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY.
       The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Issuer, such resignation to take effect on the earlier of (i) the 60th day after delivery thereof to the Issuer (whereupon the Depositary shall, in the event no successor depositary has been appointed by the Issuer, be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement, subject to the payment to the Depositary prior to such resignation of all amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement and this Receipt or in accordance with any other agreements otherwise agreed in writing between the Issuer and the Depositary from time to time.

The Depositary may at any time be removed by the Issuer by written notice of such removal, effective on the later of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement, subject to the payment to the Depositary prior to such resignation of all amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement and this Receipt or in accordance with any other agreements otherwise agreed in writing between the Issuer and the Depositary from time to time.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint substitute or additional custodian or custodians.

20.	AMENDMENT.
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable, without the consent of Owners or beneficial owners of American Depositary Shares.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Issuer and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to prejudice any substantial rights of Owners.  Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the Receipts to ensure compliance therewith, the Issuer and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance.

21.	TERMINATION OF DEPOSIT AGREEMENT.
The Depositary shall at any time at the direction of the Issuer terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination, provided that the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of the Deposit Agreement and this Receipt and in accordance with any other agreements as otherwise agreed in writing between the Issuer and the Depositary from time to time, before such termination shall take effect.  If 60 days shall have expired after (i) the Depositary shall have delivered to the Issuer a written notice of its election to resign, or (ii) the Issuer  shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges).  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under the Deposit Agreement.

The obligations under the terms of the Deposit Agreement and the Receipts of Owners and beneficial owners of American Depositary Shares outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable American Depositary Shares are presented by their Owners to the Depositary for cancellation under the terms of the Deposit Agreement and the Owners have each satisfied any and all of their obligations hereunder (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).

22.	COMPLIANCE WITH U.S. SECURITIES LAWS.
Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

23.	DISCLOSURE OF BENEFICIAL OWNERSHIP
To the extent that the constituent documents of the Issuer, applicable English law or the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Owners and all persons holding Receipts agree to comply with all such disclosure requirements and ownership limitations as if they held the number of Shares their American Depositary Shares represent and to comply with any reasonable Issuer instructions in respect thereof. Without limiting the foregoing, each Owner and each person holding Receipts agrees to (a) provide such information as the Issuer or the Depositary may request pursuant to law (including, without limitation, relevant English law, any applicable law of the United States, the constituent documents of the Issuer, any resolutions of the Issuer's Board of Directors adopted pursuant to such  constituent documents, the requirements of any markets or exchanges upon which the Shares, American Depositary Shares or Receipts are listed or traded, or to any requirements of any electronic book-entry system by which the American Depositary Shares or Receipts may be transferred), regarding the capacity in which they own or owned Receipts, the identity of any other persons then or previously interested in such Receipts and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of England, the constituent documents of the Issuer and the requirements of any markets or exchanges upon which the American Depositary Shares, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the American Depositary Shares, Receipts or Shares may be transferred, to the same extent as if such Owner and/or person holding Receipts held Shares directly, in each case irrespective of whether or not they are Owners at the time such request is made and (c) without limiting the generality of the foregoing, comply with all applicable provisions of English law, the rules and requirements of any stock exchange on which the Shares are, or will be registered, traded or listed and the Issuer's constituent documents regarding any such Owner's or holder’s interest in Shares (including the aggregate of American Depositary Shares and Shares held by each such Owner or holder) and/or the disclosure of interests therein, whether or not the same may be enforceable against such Owner or holder.  Each Owner and person holding Receipts further agrees to furnish the Issuer and the Depositary with any such notification made in accordance with this paragraph and the Deposit Agreement and to comply with requests for information from the Issuer or the Depositary pursuant to the laws of England, the rules and requirements of any stock exchange on which the Shares are, or will be registered, traded or listed, and the Issuer's constituent documents, whether or not they are Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward upon the request of the Issuer any such request from the Issuer to the Owners and beneficial owners of American Depositary Shares and to forward to the Issuer any such responses to such requests received by the Depositary from Owners and beneficial owners of American Depositary Shares.  The Issuer reserves the right to instruct Owners to deliver their American Depositary Shares for cancellation and withdrawal of the Deposited Securities so as to permit the Issuer to deal directly with the Owner thereof as a holder of Shares and Owners agree to comply with such instructions.   The Depositary agrees to cooperate with the Issuer in its efforts to inform Owners of the Issuer's exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Issuer on the manner or manners in which it may enforce such rights with respect to any Owner.

24.	WAIVER

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER OF AMERICAN DEPOSITARY SHARES AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE ISSUER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

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